EXHIBIT 99.28(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our Firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Investment Managers Series Trust II regarding the Prospectus and Statement of Additional Information of Kennedy Capital Small Cap Growth Fund, a series of Investment Managers Series Trust II.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

April 26, 2022

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our Firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Investment Managers Series Trust II regarding the Prospectus and Statement of Additional Information of Kennedy Capital Small Cap Value Fund, a series of Investment Managers Series Trust II.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

April 26, 2022